Exhibit 99.1

NEWS RELEASE

Contact: Mid Penn Bancorp, Inc.

Jennifer Trautlein

jen.trautlein@midpennbank.com

717-914-6577

William Penn Bancorporation

Kenneth J. Stephon

856-656-2201, ext. 1009

FOR IMMEDIATE RELEASE

Mid Penn Bancorp, Inc. and William Penn Bancorporation Receive Shareholder Approvals for Merger

HARRISBURG, Pa., (April 2, 2025) – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB) and William Penn Bancorporation (“William Penn”) (NASDAQ: WMPN) announced today that shareholders from both Mid Penn and William Penn overwhelmingly approved Mid Penn’s proposed acquisition of William Penn at special meetings of their respective shareholders held on April 2, 2025.

“The level of support for this transaction was tremendous,” Mid Penn President and CEO Rory G. Ritrievi said. “Of the total number of votes received, over 96% of William Penn shares voted in favor of the merger, and more than 98% of Mid Penn shares voted in favor of our issuance of common stock in connection with the merger.”

The merger will further extend Mid Penn’s footprint into the attractive Greater Philadelphia Metro market, and will expand its presence in Southeastern Pennsylvania and Central and Southern New Jersey. Mid Penn, on a pro forma basis following completion of the merger, is projected to have $6.3 billion in assets.

About Mid Penn Bancorp, Inc.

Mid Penn Bancorp Inc. (NASDAQ: MPB), headquartered in Harrisburg, Pennsylvania, is the parent company of Mid Penn Bank, a full-service commercial bank. Mid Penn operates 47 retail locations throughout Pennsylvania and central New Jersey, has total assets of approximately $5 billion, and offers a comprehensive portfolio of financial products and services to the communities it serves. To learn more, please visit www.midpennbank.com.

About William Penn Bancorporation

William Penn Bancorporation (NASDAQ: WMPN), headquartered in Bristol, Pennsylvania, is the parent company of William Penn Bank and provides community banking services to individuals and small – to medium-sized businesses in the Delaware Valley area. William Penn currently conducts business through 12 branch offices located in Pennsylvania and New Jersey.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on, among other things, Mid Penn management’s and William Penn management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Mid Penn and William Penn. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include expectations relating to the anticipated opportunities and financial and other benefits of the business combination transaction between Mid Penn and William Penn, and the projections of, or guidance on, Mid Penn’s or the combined company’s future financial performance, asset quality, liquidity, capital levels, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in Mid Penn’s business or financial results. Mid Penn and William Penn caution readers that forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among other things, the following possibilities: the occurrence of any event, change or other circumstance that could give risk to the right of one or both of the parties to terminate the definitive merger agreement entered into between Mid Penn and William Penn; the outcome of any legal proceedings that may be instituted against Mid Penn or William Penn; the failure to satisfy any of the conditions to the business combination transaction on a timely basis or at all; the possibility that the anticipated benefits of the business combination transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Mid Penn and William Penn do business; the possibility that the business combination transaction may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the business combination transaction; changes in Mid Penn’s share price before the closing of the business combination transaction; risks relating to the potential dilutive effect of shares of Mid Penn common stock to be issued in the business combination transaction; and other facts that may affect future results of Mid Penn, William Penn and the combined company. Additional factors that could cause results to differ materially can be found in the “Risk Factors” section of the Registration Statement and Joint Proxy/Prospectus, as well as in Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2024, William Penn’s Annual Report for the year ended June 30, 2024, and in other documents that Mid Penn and William Penn file with the SEC, which are available at the SEC’s website at www.sec.gov.

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